SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: APRIL 8, 1999

                 DATE OF EARLIEST EVENT REPORTED: MARCH 26, 1999

                         COMMISSION FILE NUMBER 0-28840

                                 IMRGLOBAL CORP.
             (Exact Name of Registrant as Specified in its Charter)

                 FLORIDA                                  59-2911475
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)


                           26750 U.S. HIGHWAY 19 NORTH
                                    SUITE 500
                            CLEARWATER, FLORIDA 33761
              (Address of Principal Executive Offices and Zip Code)

                                  (727)797-7080
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          Pursuant to an agreement signed March 26, 1999, IMRglobal Corp. acquired all of the outstanding shares of Fusion Systems Japan Co., Ltd. and its wholly owned subsidiary through an exchange in which IMR issued 3,735,536 shares of its common stock valued at approximately $51.0 million to the shareholders of Fusion. The transaction will be accounted for as a pooling of interests pursuant to the provisions of APB No. 16, "Business Combinations".

          Fusion is a privately held business and technology consulting company based in Tokyo, Japan. Fusion is comprised of three divisions: (a) a division focused on the capital markets business in Japan and Asia-Pacific; (b) a Commercial Services division, which provides IT consulting services to large companies in Japan; and (c) a Client Services division which provides voice/data infrastructure solutions in Japan. Fusion also has a subsidiary in Boston, FSJ, Inc., which provides IT services to clients in the financial and commercial services industries.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)   Financial Statements of Fusion Systems Japan Co., Ltd.

                Not required.

          (b)   Pro Forma Financial Information.

                Not required.

          (c)   Exhibits:

                NUMBER                   DESCRIPTION

                   2.1 Share Exchange Agreement - Acquisition of Fusion Systems Japan Co., Ltd. dated March 26, 1999 for the acquisition of Fusion between IMRglobal Corp. (Buyer) and Fusion Systems Japan Co., Ltd. (Seller).

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            IMRGLOBAL CORP.

Date    APRIL 8, 1999                      /s/ SATISH K. SANAN
                                           ------------------------
                                           Satish K. Sanan
                                           Chief Executive Officer

Date    APRIL 8, 1999                      /s/ ROBERT M. MOLSICK
                                           ------------------------
                                           Robert M. Molsick
                                           Chief Financial Officer

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